                                                                  EXHIBIT (n)(5)



                           FORM OF AMENDED SCHEDULE A

                                     TO THE

                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                                ING EQUITY TRUST
                         ING SMALLCAP OPPORTUNITIES FUND
                          ING GROWTH OPPORTUNITIES FUND
                               ING MAYFLOWER TRUST

                          EFFECTIVE AS OF MAY 24, 2002


                                                    CLASS OF SHARES
                                           ---------------------------------
                                           A       B        C       I      Q
                                           ---------------------------------
ING EQUITY TRUST

ING Biotechnology Fund                     X       X        X              X
ING MidCap Opportunities Fund              X       X        X       X      X
ING Principal Protection Fund              X       X        X              X
ING Principal Protection Fund II           X       X        X              X
ING Principal Protection Fund III          X       X        X              X
ING Principal Protection Fund IV           X       X        X              X
ING MidCap Value Fund                      X       X        X       X      X
ING SmallCap Value Fund                    X       X        X       X      X

ING GROWTH OPPORTUNITIES FUND              X       X        X       X      X

ING MAYFLOWER TRUST

ING Growth + Value Fund                    X       X        X              X
ING International Value Fund               X       X        X       X      X
ING Research Enhanced Index Fund           X       X        X       X      X

ING SMALLCAP OPPORTUNITIES FUND            X       X        X       X      X